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                                                                  Exhibit 3.23


                             ARTICLES OF INCORPORATION

                                         OF

                                   VERATECH, INC.


     ONE: The name of this corporation is VERATECH, INC.

     TWO: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     THREE:    The name and address in this state of the corporation's initial agent for service of process is:

                                 Dr. Jeffrey M. Nash
                           10975 Torreyana Road, Suite 300
                             San Diego, California  92121

     FOUR:     This corporation is authorized to issue only one class of shares, which shall be designated "One Cent ($.01) par value common" shares. The total authorized number of shares which may be issued is one million (1,000,000) shares.

                              /s/ Jeffrey M. Nash
                              ------------------------------------------------
                              JEFFREY M. NASH, Incorporator


     I declare that I am the person who executed the above Articles of Incorporation, and such instrument is my act and deed.

                              /s/ Jeffrey M. Nash
                              ------------------------------------------------
                              JEFFREY M. NASH

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                               CERTIFICATE OF AMENDMENT

                                          OF

                              ARTICLES OF INCORPORATION

                                          OF

                                    VERATECH, INC.
                               A California Corporation

     CHARLES L. MOREFIELD and EUGENE P. MORGAN, certify that:

          (1) They are fully elected and acting president and chief financial officer, respectively, of said corporation.

          (2) The Articles of Incorporation of said corporation shall be amended as follows:

               Article One of the Articles of Incorporation of VERATECH, Inc., a California corporation, is hereby deleted and the following new Article One is substituted therefor:

                    "ONE: The name of this corporation is BALL TECHNOLOGY SERVICES CORPORATION."

          (3) The foregoing amendment to the Articles of Incorporation has been duly approved by the Board of Directors of said corporation.

          (4) The foregoing amendment to the Articles of Incorporation has been duly approved by the sole shareholder of said corporation, in a Consent of Stockholder in Lieu of Meeting dated September 15, 1998, in accordance with Section 902 of the California General Corporation Law; the total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was 1,000 shares of common stock; and the number of shares of each class voting in favor of the foregoing amendment equalled or exceeded the vote required. The percentage vote required was more than 50 percent.

                                      2

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          We further declare under penalty of perjury under the laws of the
State of California that the matters in this Certificate are true and correct of our own knowledge.


     IN WITNESS WHEREOF the undersigned have executed this Certificate on September 16, 1988.



By /s/ Charles L. Morefield
   -----------------------------------
     Charles L. Morefield



By /s/ Eugene P. Morgan
   -----------------------------------
     Eugene P. Morgan

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